UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2005


                          CHARTWELL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                   005-59509                   95-3979080
          ------                   ---------                   ----------
(State or other jurisdiction    (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification No.)

                          1124 Smith Street, Suite 304
                              Charleston, WV 25301
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (304) 345-8700
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 5, 2005, Chartwell International, Inc. ("Chartwell") entered into an employment agreement with Paul Biberkraut employing him as the Chief Financial and Administrative Officer of Chartwell (the "Biberkraut Employment Agreement"). The term of the Biberkraut Employment Agreement is two (2) years and commences on January 16, 2006.

     Mr. Biberkraut will be paid an annual salary of $180,000. Mr. Biberkraut will also receive a $20,000 sign-on bonus payable in two (2) equal installments of $10,000 on January 16, 2006 and July 15, 2006. Mr. Biberkraut will be entitled to participate in Chartwell's management cash incentive bonus and equity incentive plans upon formation and approval by the Board of Directors of Chartwell, provided, however, cash bonuses shall not exceed fifty percent (50%) of Mr. Biberkraut's base salary then in effect. The Biberkraut Employment Agreement may be terminated prior to the expiration of the agreement upon the mutual agreement of Chartwell and Mr. Biberkraut. In the event Mr. Biberkraut is terminated without cause, Mr. Biberkraut will be paid an amount equal to his base salary then in effect for the remaining term of the agreement. In the event of the death or disability of Mr. Biberkraut, Mr. Biberkraut and/or his estate will be paid an amount equal to six (6) months salary.

     Prior to joining Chartwell, Mr. Biberkraut served as the chief financial officer, executive vice president, secretary and director of Superior Galleries, Inc., a Delaware corporation ("Superior Galleries") from December 2002 through December 2005 and previously was Superior Galleries' chief financial officer and vice president of finance from October 1999 to December 2000. Prior to returning to Superior Galleries in December 2002, Mr. Biberkraut was a senior finance manager for information technology at PacifiCare Health Systems, Inc., a publicly traded health care insurance company from December 2000 to November 2002 and was the corporate controller of Quality Systems, Inc., a publicly traded medical software developer, from November 1997 to June 1999. Mr. Biberkraut also served as the chairman of the audit committee for an Orange County, California based credit union from 1997 to 1999 and had served as a board member, treasurer and president of an Orange County, California based not-for-profit social service agency from 1989 to 1998. Mr. Biberkraut has over fifteen (15) years of experience in management roles with varying levels of responsibilities for finance, accounting, information technology, operations and human resources. Mr. Biberkraut earned both his Bachelor of Commerce with a Concentration in Accounting and MIS as well as a Graduate Diploma in Public Accountancy from McGill University and a Master of Business Administration, Executive from Pepperdine University.

     Mr. Biberkraut has not previously held any positions with Chartwell and there have been no related party transactions between Mr. Biberkraut and Chartwell. Mr. Biberkraut has no family relationships with any director or executive officer of Chartwell, or persons nominated or chosen by Chartwell to become directors or executive officers.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits.

      Exhibit No.   Exhibit Description
      -----------   -------------------
         10         Employment Agreement dated December 1, 2005
         99         Press  Release   titled   "Chartwell   International,   Inc.
                    Announces   the   Appointment   of  a  Chief   Financial   &
                    Administrative Officer"

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHARTWELL INTERNATIONAL, INC.,
                                        a Nevada Corporation


Dated:  December 8, 2005                By:  /s/ Imre Eszenyi
                                        Name: Imre Eszenyi
                                        Title: Acting President


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                                  EXHIBIT INDEX

Exhibit No.    Exhibit Description
-----------    -------------------

10             Employment Agreement dated December 5, 2005
99             Press Release titled "Chartwell International, Inc. Announces the
               Appointment of a Chief Financial & Administrative Officer"


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